UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2300, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2006 our board of directors approved a loan made to our company by Providence Securities Ltd. in the amount of $100,000 (U.S.). This loan is evidenced by an unsecured simple promissory note, dated for reference June 28, 2006, pursuant to which the principal amount, plus interest in the fixed amount of $5,000, will be repayable in full on August 28, 2006.

On July 25, 2006 our board of directors (with Mr. Hicks abstaining) approved a loan made to our company by Kenneth Hicks, our President and a member of our board of directors, in the amount of $100,000 (CDN). This loan is evidenced by an unsecured simple promissory note, dated for reference July 1 2006, pursuant to which the principal amount, plus interest calculated at a rate of six percent (6%) per annum, will be repayable in full upon demand.

Item 9.01 Financial Statements and Exhibits

10.1	Promissory Note with Providence Securities Ltd. dated June 28, 2006.
10.2	Promissory Note with Kenneth Hicks dated July 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

        /s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: July 27, 2006